UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road, Suite 410

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTRA	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.       Entry into a Material Definitive Agreement.

On May 8, 2020, Natera, Inc. (“Natera” or the “Company”) and Illumina, Inc. (“Illumina”) agreed to the Settlement described in Item 8.01 of this Current Report on Form 8-K, as well as terms under which the parties have granted licenses of certain intellectual property to one another as described more fully herein.

Natera and Illumina have entered into a sixth amendment (“Amendment”) to that certain Supply Agreement dated August 16, 2013 (the “Agreement”). The Amendment extends the term of the Agreement to May 8, 2030 and grants Natera certain rights to Illumina’s intellectual property for use in non-invasive prenatal testing (“NIPT”) using the Illumina sequencing platform, including all patents in a patent pooling agreement between Illumina and Sequenom, Inc. pursuant to which Illumina and Sequenom, Inc. have pooled their intellectual property directed to NIPT. The fees payable by Natera to Illumina for each clinical NIPT test that Natera performs using Illumina reagents will be reduced, beginning in October 2020, with further reductions with increases in volume. Natera is not bound to exclusively use Illumina’s sequencing instruments and reagents for conducting its sequencing, but the availability of discounts from Illumina may be affected by reduced volumes on the Illumina sequencing platform. The Amendment also provides that Illumina will offer Natera credits for the purchase of Illumina instruments for use in oncology and organ transplant monitoring product development, and will contribute Illumina products to offset a portion of Natera’s new oncology product development. The Amendment extends to May 8, 2026 the date by which Natera must obtain a premarket approval for at least one in-vitro diagnostic (“IVD”) from the United States Food and Drug Administration, failing which Illumina may terminate Natera’s rights with respect to IVDs. The Amendment also eliminates Illumina’s right to terminate certain rights under the Agreement upon two years’ prior notice.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which Natera intends to file with the Securities and Exchange Commission as an exhibit to its next Quarterly Report on Form 10-Q.

Item 8.01.       Other Events.

On May 8, 2020, Natera and Illumina reached a settlement (the “Settlement”) with respect to their patent infringement action (“Action”) in the United States District Court for the Northern District of California relating to Illumina’s U.S. Patent No. 9,493,831 and Natera’s U.S. Patent No. 8,682,592 (the “’592 Patent”). The Settlement resolves and dismisses all of the claims in the Action (including compulsory counterclaims) which relate to NIPT and pre-implantation genetic screening and diagnosis (“PGS/PGD”) activities occurring before the date of the Settlement. The Settlement does not impact the ongoing inter partes review proceeding in the United States Patent and Trademark Office, or the pending patent opposition proceedings against European Patent No. 3006573.

Natera and Illumina also entered into a License Agreement dated May 8, 2020 pursuant to which, among others, Natera has granted Illumina a non-exclusive, perpetual worldwide license to certain of Natera’s intellectual property in the ‘592 Patent family (“Natera Licensed IP”). The foregoing license is limited to certain uses of massively parallel sequencing in the fields of NIPT and PGS/PGD, and excludes certain approaches (including those used in Natera’s Panorama test). In order to maintain their respective licenses, each party has agreed not to challenge the validity or enforceability of the intellectual property licensed to it, subject in each case to certain customary exceptions.

Natera retains the right to use alternative sequencing platforms for NIPT; and Natera may narrow the scope of the Natera Licensed IP if as a result Illumina alleges infringement of Illumina’s intellectual property.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon Natera’s current plans, estimates, and expectations, and are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. The risks and uncertainties that may affect Natera’s future results of operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 8, 2020. You should not place undue reliance on the forward-looking statements contained herein, which speak only as of the date of this Current Report on Form 8-K. Natera undertakes no obligation to update these statements as a result of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: May 12, 2020